THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT

	Third Amendment made and entered into this 18th day of February 1997, by and between John Hancock Mutual Life Insurance Company ("Seller") and Arden Realty Limited Partnership ("Buyer").

WITNESSETH THAT:

	WHEREAS, Seller and Buyer executed a Purchase and Sale Agreement dated January 10, 1997, as amended by a First Amendment to Purchase and Sale Agreement dated January 31, 1997 and a Second Amendment to Purchase and Sale Agreement dated February 14, 1997 (the "Agreement"), pursuant to which buyer has agreed to Purchase and Seller has agreed to sell the premises commonly known as 10780 Santa Monica Boulevard, Los Angeles, California, a multi-story office building ("Premises") as more fully described in the Agreement; and

	WHEREAS, Buyer and Seller wish to amend certain of the terms of the Agreement;

	NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is amended as follows:

	1. Buyer's Review. Section 4 of the Agreement is hereby amended to acknowledge that Buyer has approved of all of the matters and things subject to its review and approval, subject only to the (1) receipt and approval of the Tenant Estoppels as provided for under Section 5B (2), and (2) City Approval of Certain Uses as proved for under Section 5B (3) as added to the Agreement in paragraph 2 below.

	2. Conditions Precedent. Section 5B (a) of the Agreement is hereby amended to add thereto an additional subparagraph 3, as follows:

		"3. City Approval of Certain Uses. The City shall have waived or modified to Buyer's satisfaction the existing and recorded covenant against the Premises forbidding use of the Premises, or any portion thereof, as an office for residential real estate brokerage business, among other proscribed uses; and the City shall continue to acknowledge by an agreement to be recorded that the requirement of valet parking shall be eliminated and that the restriction against the Premises being utilized for medical or dental offices shall also be eliminated on the condition that the owner of the Premises agree to provide free transient parking on the Premises."

	3. Closing. Section 3 of the Agreement is hereby amended to provide that the Closing will occur two (2) business days following satisfaction or waiver by Buyer of the Conditions Precedent set forth in Section 5B (a) of the Agreement, but not later than April 1, 1997.

	4. Miscellaneous. Except as hereby amended, Buyer and Seller hereby ratify, confirm and adopt the Agreement as amended by the First Amendment, Second Amendment and this Third Amendment. Time remains of the essence.

	IN WITNESS WHEREOF, the parties hereto have caused these presents to be executed as of the day and year first above written.

SELLER:

JOHN HANCOCK MUTUAL LIFE
INSURANCE COMPANY


By: /s/ Stephen Kindl
Name: Stephen Kindl
Title: Senior Investment Officer

BUYER:

ARDEN REALTY LIMITED PARTNERSHIP
a Maryland limited partnership

By: Arden Realty, Inc.,
    a Maryland corporation,
    its sole general partner

By:/s/ Richard S. Ziman
Name: Richard S. Ziman
Title:   CEO